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                                                                     EXHIBIT 3.2

                             CERTIFICATE OF INCREASE
                                       of
                                SHARES DESIGNATED
                                       as
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                           CABOT OIL & GAS CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     CABOT OIL & GAS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     FIRST: No shares of the series of Preferred Stock of the Corporation designated as "Series A Junior Participating Preferred Stock" have been issued.

     SECOND: That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on February 19, 2002 adopted the following resolutions to increase the number of authorized shares of the series of Preferred Stock of the Corporation designated as "Series A Junior Participating Preferred Stock":

          RESOLVED, that the Board of Directors hereby adopts and approves an amendment to the resolution adopted by the Board of Directors on January 21, 1991 establishing the terms of a series of Preferred Stock designated as the "Series A Junior Participating Preferred Stock" to change all references to the number of shares constituting the Series A Junior Participating Preferred Stock from 408,000 shares to 800,000 shares; and further

          RESOLVED, that the Certificate of Designations with respect to the Series A Junior Participating Preferred Stock be amended by replacing the number "408,000" in the resolution included in, and in Section 1 of, such Certificate of Designations with the number "800,000" so that, as amended, the first sentence of said Section shall be and read as follows:

          There shall be a series of Preferred Stock that shall be designated "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 800,000.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this 28th day of June, 2002.


                                        CABOT OIL & GAS COMPANY




Date:  June 28, 2002                    By:        /s/ Lisa A. Machesney
                                           -----------------------------
                                           Vice President, Managing Counsel and
                                           Corporate Secretary

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